AMENDMENT NO. 5

To the

AMENDED AND RESTATED VARIABLE ANNUITY GMIB, GMDB AND

GLWB COINSURANCE AND MODIFIED COINSURANCE REINSURANCE

AGREEMENT

(Hereinafter called this “Agreement”)

Between

SUNRISE CAPTIVE RE, LLC

(Hereinafter called the “CEDING COMPANY”),

Cincinnati, Ohio

And

SYCAMORE RE, LTD.

(Hereinafter called the “REINSURER”),

Grand Cayman, Cayman Islands

WHEREAS, Sunrise Captive Re, LLC (the “CEDING COMPANY”), and Sycamore Re, LTD (the “REINSURER”) are Parties to the Amended and Restated Variable Annuity GMIB and GMDB Coinsurance Modified Coinsurance Reinsurance Agreement (the “Agreement”), effective July, 1, 2021; and

WHEREAS this Amendment No. 5 is made and entered into by and among Parties, effective January 1, 2026, the “Effective Date”; and

WHEREAS, effective the Effective Date, the Parties agree to exchange, in cash, the change in the total Commissioners’ Annuity Reserve Valuation Method (CARVM) expense allowance on a quarterly basis; and

WHEREAS, effective the Effective Date, the Parties wish to amend Schedule A to include the policy forms and descriptions for the new variable annuity products and riders; and

WHEREAS, effective the date listed below, the CEDING COMPANY and the REINSURER agree to amend and restate Schedule B, Separate Accounts and General Account Subaccounts to this Reinsurance Agreement and replace in its entirety with the attached Schedule B, Separate Accounts and General Account Subaccounts; and

WHEREAS, effective the Effective Date, Schedule D, Reinsurance Premium Rates by Guaranteed Benefit Type is amended to include Section J for new products issued on or after the Effective Date; and

WHEREAS, effective the Effective Date, Schedule E, REINSURER Share of Risk by GUARANTEED BENEFIT TYPE, is amended to add new GLWB Riders issues on or after the Effective Date; and

WHEREAS the CEDING COMPANY wishes to amend and restate Schedule H to include EXPENSE ALLOWANCE applicable to business issued on or after the Effective Date.

NOW THEREFORE, effective January 1, 2026, the change in the CARVM expense allowance will be settled in cash on a quarterly basis; and

Schedule A is amended to include the attached Schedule A-1 to include new variable annuity products; and

Schedule B, Separate Accounts and General Account Subaccounts is amended and replaced in its entirety with the attached Schedule B, Separate Accounts and General Account Subaccounts; and

Schedule D, Reinsurance Premium Rates by Guaranteed Benefit Type is amended to include Section J for new products issued on or after the Effective Date with the attached Schedule D, Reinsurance Premium Rates by Guaranteed Benefit Type; and

Schedule E, REINSURER Share of Risk by GUARANTEED BENEFIT TYPE, is amended to include the new GLWB Riders with the attached Schedule E, REINSURER Share of Risk by GUARANTEED BENEFIT TYPE; and

Schedule H, Expense Allowance, is amended and replaced in its entirety with the attached Schedule H, Expense Allowance.

In witness whereof, the CEDING COMPANY and the REINSURER have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

SYCAMORE RE, LTD.		SUNRISE CAPTIVE RE, LLC

By:	/s/ Carlos Paiva	By:	/s/ Scott N. Shepherd
	Carlos Pavia		Scott N. Shepherd
	SVP & Corporate Secretary		President & Appointed Actuary

Date:	02/27/26	Date:	03/02/26

SCHEDULE A-1

Description of Annuity Contracts Reinsured

The ANNUITY CONTRACTS or riders referenced by form number below (including the Guaranteed Minimum Death Benefits, Guaranteed Lifetime Withdrawal Benefits and their related death benefits, Guaranteed Minimum Income Benefits, and Guaranteed Principal Protection Benefits thereunder):

Contracts and Riders Subject to this Reinsurance Agreement

As of the Effective Date

Annuity Contracts

Form Number*	Policy Description	Issue Date on or after
ICC25-VA-1 / 25-VA-1	StarStream	1/1/2026
ICC25-VA-1U / 25-VA-1U	StarStream	1/1/2026

Guaranteed Lifetime Withdrawal Benefit Riders:

Form Number*	Policy Description
ICC25-GLWB-1 / 25-GLWB-1	Guaranteed Lifetime Withdrawal Optional Benefit
ICC25-GLWD-1 / 25-GLWD-1	Guaranteed Lifetime Withdrawal Optional Benefit
ICC25-GLWL-1 / 25-GLWD-1	Guaranteed Lifetime Withdrawal Optional Benefit
ICC25-GLWP-1 / 25-GLWP-1	Guaranteed Lifetime Withdrawal Optional Benefit

Optional Riders:

Form Number*	Policy Description
ICC25-VROP-1 / 25-VROP-1	Return of Purchase Payment Death Benefit
ICC25-NHW-1 / 25-NHW-1	Nursing Home Waiver
ICC25-EDCA-1 / 25-EDCA-1	Enhanced Dollar Cost Averaging Rider
ICC25-FAA-1 / 25-FAA-1	Fixed Account Rider
ICC25-VFWR-1 / 25-VFWR-1	Free Withdrawal Rider

*	Includes any state specific variation of the above-described forms and any subsequent state specific variation, if such subsequent state specific variation does not have any material impact on the risk assumed by the REINSURER. The CEDING COMPANY shall notify the REINSURER of any state specific variation which could have any material impact on the risk assumed by the REINSURER and such variation shall be treated the same as a policy form change under Article IV, Section C, provided that the REINSURER shall not unreasonably refuse to approve such subsequent state specific variation.

Schedule A

SCHEDULE B

Separate Accounts and General Account Subaccounts

Fund#	Subaccounts	Fund#	Subaccounts
182	Fidelity® VIP Government Money Market Svc	294	Fidelity® VIP Equity-IncomeSM Svc2Int
183	AVIP Bond I	295	Januse Henderson Overseas Fund
184	AVIP BlackRock Balanced Allocation I	300	Lazard Retirement International Equity Svc
185	AVIP BlackRock Advantage International Equity I	306	Templeton Foreign VIP 2
188	AVIP Fidelity Institutional AM® Equity Growth I	307	Franklin DynaTech VIP 2
190	AVIP S&P 500® Index I	308	Franklin Income VIP 2
192	AVIP AB Small Cap I	309	AVIP S&P MidCap 400® Index I
193	AVIP AB Mid Cap Core I	311	Invesco V.I. EQV International Equity II
195	Fidelity® VIP Growth Portfolio	312	Morgan Stanley VIF Growth II
196	Fidelity® VIP Equity-Income Portfolio	313	Neuberger Berman AMT Mid Cap Intrinsic Value S
197	Fidelity® VIP High Income Portfolio	316	AVIP BlackRock Advantage Large Cap Growth I
204	Janus Henderson Research Inst	323	Federated Hermes Kaufmann II Svc
205	Janus Henderson Overseas Inst	324	Franklin Allocation VIP 4
206	Janus Henderson Global Research Inst	325	Goldman Sachs Large Cap Value Svc
207	Janus Henderson Balanced Inst	326	Goldman Sachs U.S. Equity Insights Svc
209	ClearBridge Variable Dividend Strategy I	327	Goldman Sachs Strategic Growth Svc
210	ClearBridge Variable Large Cap Value I	329	Franklin DynaTech VIP Fund
211	Allspring VT Opportunity 2	330	Franklin Income VIP 4
215	Invesco V.I. Comstock I	331	Fidelity® VIP Real Estate Svc2
217	AVIP Federated High Income Bond I	332	Nomura VIP Asset Strategy Series Svc
219	AVIP BlackRock Advantage Large Cap Value I	333	Nomura VIP Natural Resources Series Svc
220	LVIP JPMorgan Small Cap Core S	334	Nomura VIP Science and Technology Series Svc
221	Goldman Sachs Large Cap Value Fund	335	PIMCO CommodityRealReturn® Strategy Adm
222	Goldman Sachs U.S. Equity Insights Funds	359	PIMCO Short-Term Adm
224	Goldman Sachs Strategic Growth Inst	360	AVIP Constellation Dynamic Risk Balanced I
227	Allspring VT Discovery SMID Cap Growth Fund	364	MFS® Massachusetts Investors Growth Stock Svc
244	Lazard Retirement Emerging Markets Equity Svc	370	PIMCO Low Duration Adm
245	Lazard Retirement US Small Cap Equity Select Port	372	AVIP Constellation Managed Risk Balanced I
258	Janus Henderson Research Fund	373	AVIP Constellation Managed Risk Moderate Growth I
259	Janus Henderson Global Research Fund	374	AVIP Constellation Managed Risk Growth I
260	Janus Henderson Balanced Fund	375	AVIP Intech U.S. Low Volatility I
262	PSF PGIM Jennison Growth Portfolio	378	AVIP BlackRock Advantage Large Cap Value II
263	AVIP Nasdaq-100 Index I	379	AVIP BlackRock Advantage International Equity II
265	Janus Henderson VIT Research Svc	380	AVIP Bond II
266	Janus Henderson VIT Global Research Svc	381	AVIP Core Plus Bond II
267	Janus Henderson VIT Balanced Svc	382	AVIP High Income Bond II
268	Janus Henderson VIT Overseas Svc	383	AVIP Fidelity Institutional AM® Equity Growth II
269	Fidelity® VIP Mid Cap Svc2	384	AVIP Intech U.S. Low Volatility II
270	Fidelity® VIP Contrafund Svc 2	385	AVIP Nasdaq-100® Index II
271	Fidelity® VIP Growth Portfolio	386	AVIP S&P 500® Index II
273	LVIP JPMorgan Mid Cap Value S	387	AVIP S&P MIdCap 400® Index II
274	MFS® New Discovery Series Svc	400	AVIP Federated Core Plus Bond I
276	MFS® VIT Mid Cap Growth Series Svc	402	American Funds IS® Global Growth 4
277	MFS® Total Return Series Svc	403	American Funds IS® Growth 4
280	AB VPS Small Cap Growth Portfolio	404	American Funds IS® Growth-Income 4
281	AB VPS Relative Value Portfolio	405	Fidelity VIP Government Money Market Svc2
283	AVIP BlackRock Advantage Small Cap Growth I	406	Invesco V.I. Comstock II
284	AVIP BlackRock Advantage Large Cap Core I	407	PIMCO VIT Income Adv
285	PIMCO Real Return Adm	408	PIMCO VIT Real Return Adv
286	PIMCO Total Return Adm	420	AVIP Moderately Conservative Model I
287	PIMCO Global Bond Opportunities (Unhedged) Adm	430	AVIP Balanced Model I
289	BNY Mellon Appreciation Svc	440	AVIP Moderate Growth Model I
		450	AVIP Growth Model I

Schedule B

SCHEDULE B

Separate Accounts and General Account Subaccounts

FIXED SUBACCOUNTS:

AuguStar Life Insurance Company General Account

Fixed Account

Protected Fixed Account

Dollar Cost Averaging – 12 Months

Dollar Cost Averaging – 6 Months

Schedule B

SCHEDULE D

J.	For ANNUITY CONTRACTS and associated riders issued on or after January 1, 2026, the CEDING COMPANY shall pay to the REINSURER the REINSURER’S quota share of the cash surrender value applicable to any new RETAIL ANNUITY PREMIUMS allocated to the general account as a one-time payment. In addition, the Annual Rate(s) to calculate the MONTHLY REINSURANCE PREMIUM can be found in the respective policy contract. For such Base Contracts and Rider Benefits within this Section J, the MONTHLY REINSURANCE PREMIUM will represent the full annual amount and will not be equal to one-twelfth of the Annual Rate.

Schedule D

SCHEDULE E

REINSURER Share of Risk by GUARANTEED BENEFIT TYPE

For each ANNUITY CONTRACT with RETAIL ANNUITY PREMIUM no greater than $5,000,000, the REINSURER liability will be as discussed below.

For each ANNUITY CONTRACT with aggregate RETAIL ANNUITY PREMIUM in excess of $5,000,000, the REINSURER’S liability equals {$5,000,000 divided by aggregate retail annuity premiums}, times the share of risk described below.

The REINSURER will accept 100% of the risks for all GMIB Riders, without retention by the ISSUER or the CEDING COMPANY, for claims paid relating to such riders in Section A of Schedule D.

The REINSURER will accept 100% of the risks for all GMIB Riders, after retention by the ISSUER and without retention by the CEDING COMPANY, for claims paid relating to such riders in Section B of Schedule D.

The REINSURER will accept 100% of the risks for all GMDB Riders, without retention by the ISSUER or the CEDING COMPANY, for claims paid relating to such riders in Section C of Schedule D.

The REINSURER will accept 100% of the risks for all GMDB Riders, after 85% retention by the ISSUER and without retention by the CEDING COMPANY, for claims paid relating to such riders in Section D of Schedule D.

The REINSURER will accept 100% of the risks for all GLWB Riders and the related death benefit, without retention by the ISSUER or the CEDING COMPANY, for claims paid relating to such riders issued on or after May 3, 2010, as described in Sections F and G of Schedule D.

The REINSURER will accept 100% of the risks for all GLWB Preferred IS Riders and the related death benefit, without retention by the ISSUER or the CEDING COMPANY, for claims paid to such riders in Section H of Schedule D.

The REINSURER will accept 100% of base contract death benefits, without retention by the CEDING COMPANY, for claims paid relating to benefits in Section I of Schedule D.

The REINSURER will accept 100% of the risks for all GLWB Riders, without retention by the CEDING COMPANY, for claims paid relating to such riders in Section J of Schedule D.

Benefit Type	Quota Share
GMIB section A		100%
GMIB section B	100% after ISSUER retention
GMDB section C		100%
GMDB section D	100% after 85% ISSUER retention
GLWB Rider section F		100%
GLWB PLUS section G		100%
GLWB Preferred I.S. Rider section H		100%
Base Contract Death Benefits – Section I		100%
GLWB Rider Section J		100%

Schedule H

SCHEDULE H

EXPENSE ALLOWANCE

For ANNUITY CONTRACTS issued prior to 1/1/2026:

The EXPENSE ALLOWANCE payable with respect to any ACCOUNTING PERIOD shall be equal to the PER POLICY ALLOWANCE plus the ACCOUNT VALUE ALLOWANCE.

The PER POLICY ALLOWANCE shall be equal to (a) the applicable per annum rate (as described below), divided by twelve (12), multiplied by (b) the total number of ACTIVE CONTRACTS in force as of the last day of the preceding ACCOUNTING PERIOD.

The applicable per annum rate for the PER POLICY ALLOWANCE shall be $150 per ACTIVE CONTRACT.

The ACCOUNT VALUE ALLOWANCE shall be equal to (a) the applicable per annum rate (as described below), divided by twelve (12), multiplied by (b) (i) the total ACCOUNT VALUE as of the last day of the preceding ACCOUNTING PERIOD, plus the total ACCOUNT VALUE as of the last day of the current ACCOUNTING PERIOD, divided by (ii) two (2).

The applicable per annum rate for the ACCOUNT VALUE ALLOWANCE shall be 0.55%.

Notwithstanding the above, the total EXPENSE ALLOWANCE payable with respect to each ACCOUNTING PERIOD shall never be less than $250,000.

For ANNUITY CONTRACTS issued on or after 1/1/2026:

From and after the Effective Date, with respect to each ACCOUNTING PERIOD, the REINSURER shall owe to the CEDING COMPANY the full amount in respect of EXPENSE ALLOWANCES of the ANNUITY CONTRACTS. The tables herein represent the approximate EXPENSE ALLOWANCES and may be updated from time to time. The CEDING COMPANY will communicate any changes to the REINSURER at least thirty (30) BUSINESS DAYS prior to the change, and any such change shall be deemed approved if not expressly disapproved. Ongoing EXPENSE ALLOWANCES will be divided by the number of ACCOUNTING PERIODS in a calendar year.

Ongoing Maintenance Expense per policy allowance:	$420 with 2% annual inflation, beginning at the Effective Date and the 1st day of the month following the anniversary of the Effective date as the end date of each annual inflation period
Premium Tax:	To the extent any premium taxes apply on policies covered, taxes will be reimbursed by REINSURER equal to the state tax to which the policy was issued.

Schedule H